AMENDING AGREEMENT TO JOINT OPERATING AGREEMENT

THIS AMENDING AGREEMENT TO JOINT OPERATING AGREEMENT (the “Amendment”) is date and made for reference effective on this 19th day of September, 2016 (the “Effective Date” herein).

AMONG:

ELECTRAMECCANICA VEHICLES CORP., a British Columbia company having an address for notice and delivery located at Unit 102, East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4 (“ElectraMeccanica”);

AND:

INTERMECCANICA INTERNATIONAL INC., a British Columbia company having an address for notice and delivery located at 39 Braid Street, New Westminster, British Columbia, Canada, V3L 3P2 (“Intermeccanica”);

AND:

HENRY REISNER, businessman, having an address for delivery and notice located at 2180 Chapman Way, North Vancouver, British Columbia, Canada, V7H 1W1 (“Henry”);

(and ElectraMeccanica, Intermeccanica and Henry being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.          The Parties are parties to a certain “Joint Operating Agreement” (the “Joint Operating Agreement”) dated for reference July 15, 2015. Pursuant to the Joint Operating Agreement, ElectraMeccanica retained Intermeccanica to assemble and produce electric vehicles and automotive-related products, which ElectraMeccanica will market and sell to wholesalers and consumers. The Joint Operating Agreement also provides an option (the “Put Option”) for Henry or ElectraMeccanica to cause ElectraMeccanica to purchase all of the issued and outstanding shares of Intermeccanica upon completion by ElectraMeccania of a “Public Listing” (as defined in the Joint Operating Agreement) and a portion of the purchase price for the Put Option (the “Purchase Price”) is calculated based on the proportion of the value inputted to ElectraMeccanica by the Public Listing;

B.          ElectraMeccanica intends to file with the Securities and Exchange Commission a selling shareholder Form F-1 Registration Statement (the “Form F-1”) which will now constitute ElectraMeccanica’s Public Listing for the purposes of the Joint Operating Agreement; and

C.          To better reflect the Purchase Price and the intentions of the Parties, the Parties wish to amend the Joint Operating Agreement in accordance with the terms and conditions of this Amending Agreement To Joint Operating Agreement (the “Amendment”);

               NOW THEREFORE THIS AMENDMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES AGREE AS FOLLOWS:

Certain Definitions

1.          Unless otherwise defined herein or the context otherwise requires, capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Joint Operating Agreement.

Amendments

2.          The Joint Operating Agreement is hereby amended as follows:

(a)	section 5.2 of the Joint Operating Agreement entitled “Put Option” is deleted in its entirety and replaced with the following:

“Call Option. Upon the payment of $100,000 by ElectraMeccanica to Intermeccanica on the execution of the Amendment and provided that the filing of the Form F-1 is effective and the common shares of ElectraMeccanica are listed for trading on the OTC Markets Group Inc. OTCQB over-the-counter market, at any time during the two year period immediately following the completion by ElectraMeccanica of the Public Listing, however, subject to the limitations set out in section 5.3 (the “Call Option Period”), ElectraMeccanica shall have the right to purchase all (but not less than all) of the Shares (the “Call Option”) from the holders of such Shares (the “Vendors”).”;

(b)	section 5.3 of the Joint Operating Agreement entitled “Exercise Process” is deleted in its entirety and replaced with the following:

“Exercise Period. The Call Option may be exercised by ElectraMeccanica by delivering a written notice (the “Notice”) to Intermeccanica within the Call Option Period. The Notice shall provide for a closing date that is within 90 days following the receipt of the Notice by Intermeccanica. If, within 12 months of the commencement of the Call Option Period, ElectraMeccanica does not exercise the Call Option, ElectraMeccanica shall pay $100,000 to Intermeccanica. If, within 24 months of the commencement of the Call Option Period, ElectraMeccanica does not exercise the Call Option, the Call Option shall expire and ElectraMeccanica shall pay $100,000 to Intermeccanica which, together with all prior payments to Intermeccanica, will be considered the then payment by ElectraMeccanica of liquidated damages to Intermeccanica for ElectraMeccanica’s failure to exercise its Call Option during its two-year Call Option Period. The parties acknowledge that the Call Option shall operate as an option only and that nothing shall require or entitle ElectraMeccanica to exercise or compel the exercise of the Call Option. The exercise of the Call Option shall be irrevocable once made. The payment of the $100,000 within 12 months and 24 months of the commencement of the Call Option Period is subject to ElectraMeccanica having a minimum of $500,000 in free cash on hand on the applicable due date. In the event that ElectraMeccanica does not have the minimum required cash on hand on the due date, Intermeccanica will become a creditor for the applicable $100,000 payment and ElectraMeccanica will pay such funds once it has raised a cumulative aggregate of $1,000,000 from the due date of such required payment.”;

(c)	all references to “Put Option Period” and “Put Option” in the Joint Operating Agreement shall be replaced with “Call Option Period” and “Call Option”, respectively;

(d)	the preamble to subsection 5.4(a)(ii) of the Joint Operating Agreement is deleted in its entirety and replaced with the following:

“(ii)

the weighted dollar value average closing price of the common shares of ElectraMeccanica for the 20 trading days immediately preceding the date the Call Option was exercised (the “Exercise Date”) multiplied by the number of issued and outstanding common shares of ElectraMeccanica at the date of the Exercise Date (the “Total Equity Value”) determined in accordance with the following:”;

(e)	subsection 5.5(a) of the Joint Operating Agreement is deleted in its entirety and replaced with the following:

“(a)

The parties have agreed that the Purchase Price shall be reduced by the value of the 600,000 common shares of ElectraMeccanica originally issued on February 16, 2015 for the benefit of Henry and/or his nominees (the “Founder Shares”), which Founder Shares now represent 3,000,000 common shares as a result of the share subdivision on June 22, 2016 on a basis of five (5) new shares for each one (1) old share, based on the weighted dollar value average closing price of the common shares of ElectraMeccanica for the 20 trading days immediately preceding the Exercise Date (the “Purchase Price Reduction”). The Purchase Price less the Purchase Price Reduction (the “Remaining Purchase Price”) shall be paid by ElectraMeccanica or its designee, as applicable, on the Closing Date by way of issuance to the Vendors of common shares of ElectraMeccanica (the “Consideration Shares”) with an ascribed value in the amount of the Remaining Purchase Price, provided that, at the election of Henry to be made in written notice to ElectraMeccanica at least 15 days prior to the Closing Date, the Vendors shall be entitled to receive a minimum of $500,000 in the aggregate and a maximum of 50% of the Remaining Purchase Price in the aggregate, in cash (provided that the cash consideration shall not exceed 20% of ElectraMeccanica’s free cash on hand). For greater clarity, if the Remaining Purchase Price is any amount less than $500,000, the Remaining Purchase Price shall be $500,000.”

(f)	subsection 5.6(g) of the Joint Operating Agreement is amended by deleting the word “and” as follows:

“the Shares and Intermeccanica’s assets (including the BMO Security); ~~and~~”;

(g)	subsection 5.6(h)(vii) of the Joint Operating Agreement is amended by deleting the period at the end and adding a semi-colon as follows:

“(vii)	such other documents and instruments as are reasonably required by ElectraMeccanica or its designee or their solicitors;”; and

(h)	subsection 5.6 of the Joint Operating Agreement is amended by adding the following subsections immediately after subsection 5.6(h) as follows:

“(i)

ElectraMeccanica being satisfied with the results of its due diligence investigations with respect to Intermeccanica, Intermeccanica’s Business and the assets of Intermeccanica within 30 days after Intermeccanica has delivered or provided all applicable requested information to ElectraMeccanica; and

(j)

if applicable, Intermeccanica shall prepare and provide to ElectraMeccanica audited financial statement and unaudited interim financial statements as required pursuant to Rule 3-05 of Regulation S-X (the “Financial Statements”). The Financial Statement shall be prepared in accordance with IFRS and fairly present in all material respects the consolidated financial position, results of operations, changes in financial position, assets and liabilities of Intermeccanica as of the date thereof and for the period indicated therein.”.

3.          Except as expressly amended hereby, the Joint Operating Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the date hereof.

General provisions

4.          This Amendment shall form a part of the Joint Operating Agreement for all purposes, and each of the Parties shall be bound hereby. From and after the Effective Date of this Amendment by the Parties, any reference to the Joint Operating Agreement shall be deemed a reference to the Joint Operating Agreement as amended by the Amendment.

5.          This Amendment constitutes the entire agreement between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the Parties with respect to the subject matter of this Amendment. Nothing in this Section 5 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Amendment that is executed and delivered contemporaneously with or pursuant to this Amendment.

6.          This Amendment shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

7.          This Amendment may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties hereto, and each of which will together be deemed to be an original, notwithstanding that each party hereto is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

The COMMON SEAL of	)
ELECTRAMECCANICA VEHICLES CORP.,	)
ElectraMeccanica herein, was hereunto	)
affixed in the presence of:	)	(C/S)
)
/s/ Jerry Kroll	)
Authorized Signatory	)

The COMMON SEAL of	)
INTERMECCANICA INTERNATIONAL INC.,	)
Intermeccanica herein, was hereunto	)
affixed in the presence of:	)	(C/S)
)
/s/ Henry Reisner	)
Authorized Signatory	)
SIGNED, SEALED and DELIVERED by	)
HENRY REISNER,	)
Reisner herein, in the presence of:	)
)
)
Witness Signature	)	/s/ Henry Reisner
	)	HENRY REISNER
)
Witness Address	)
)
)
Witness Name and Occupation	)

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